EXHIBIT 16.01






July  6,  2001






Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Commissioners:

We have read the statements made by Pacific Security Financial, Inc.(copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 2, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very  truly  yours,



PricewaterhouseCoopers  LLP